UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2020, Libbey Inc. (the “Company” or “Libbey”) entered into Amendment No. 2 (“Amendment No. 2”) to the Senior Secured Credit Agreement, dated as of April 9, 2014 (the “Credit Agreement”), by and among the Company, Libbey Glass Inc., as borrower (the “Borrower), each of the Loan Parties (as defined in the Credit Agreement) and the lenders party thereto, as amended by Amendment No. 1 to the Credit Agreement on April 9, 2020 (“Amendment No. 1”). Amendment No. 2 provides for an extension of the date on which the Borrower is required under the Credit Agreement to make a prepayment of approximately $12 million from the Borrower’s Excess Cash Flow (as defined in the Credit Agreement) from April 30, 2020 to May 7, 2020, subject to certain conditions, including the Borrower’s provision of certain financial, operational and liquidity information to the lenders, and the maintenance by the Loan Parties of a minimum level of liquidity. As previously reported, Amendment No. 1 extended the Borrower's Excess Cash Flow payment from April 9, 2020 to April 30, 2020.

A copy of the Credit Agreement was filed as exhibit 4.2 to Libbey’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2014. The foregoing description of Amendment No. 2 does not purport to be a complete description and is qualified in its entirety by reference to the full text of Amendment No. 2. A copy of Amendment No. 1 and Amendment No. 2 will be filed with Libbey’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Item 8.01 Other Events

The SEC issued an Order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”). The Company will be relying on this Order which provides conditional relief to registrants subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act that are unable to meet a filing deadline due to circumstances related to coronavirus disease 2019 (“COVID-19”).

As previously reported, we have experienced significant disruptions to our business and operations due to circumstances related to COVID-19. In particular, COVID-19 has caused displacement of our staff in order to comply with “stay at home” orders, which has limited our access to facilities and certain technology systems that we rely upon to timely prepare our quarterly reports. In addition, the disruptions to our business caused by COVID-19 have resulted in a significant diversion of resources to attend to the operational needs of the business. As a result, we will require additional time to prepare and finalize our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “1Q 10Q”) due to circumstances related to COVID-19. Notwithstanding the foregoing, we expect to file the 1Q 10Q no later than June 29, 2020 (which is 45 days from the 1Q 10Q’s original filing deadline of May 15, 2020).

We are supplementing our Risk Factors previously disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the following risk factor:

The COVID-19 pandemic has materially adversely affected, and will continue to materially adversely affect, our business, financial condition, liquidity and results of operations.

The coronavirus disease 2019 (“COVID-19”) pandemic has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide and has caused significant volatility in U.S. and international debt and equity markets and has adversely affected our access to and cost of financing.

Our business, financial condition, liquidity and operating results have been, and will continue to be, adversely affected by the COVID-19 pandemic. For example, the COVID-19 pandemic has caused a widespread increase in unemployment and is expected to result in reduced consumer spending and economic slowdown or recession. Substantially all our revenue is generated from sales of our products into the foodservice, hospitality and retail industries, and our business, as well as that of our customers, is negatively affected during times of lower consumer discretionary spending and high unemployment.

COVID-19, and measures taken by governments and organizations to contain its effects, have already caused, and will likely continue to cause, disruption to our operations, supply chain and the business and operations of the industries we serve. Such disruption may continue or increase in the future, and limits the ability of our manufacturing facilities, distribution facilities, partners, vendors and customers to operate efficiently or at all and could result in further reduced sales and profitability.

Our customers are vulnerable to reduced foodservice and hospitality industry patronage as well as periods of economic slowdown or recession and increased unemployment. Furthermore, many restaurants, hotels and other hospitality providers have temporarily or permanently closed and more may close in the near future in light of the COVID-19 pandemic.

In response to the COVID-19 pandemic, we have temporarily reduced or suspended our manufacturing and distribution operations at several of our facilities in North America and elsewhere to comply with governmental orders related to the COVID-19 pandemic and to protect the safety of our employees, and in-line with the lower demand profile for our products. We have also borrowed additional funds under our ABL Facility, extended certain repayment obligations under our senior secured credit agreement, furloughed certain employees and have implemented temporary salary reductions for non-furloughed employees to address liquidity concerns. If the COVID-19 pandemic and government measures intended to slow the spread of COVID-19 continue to result in long-term continued disruptions to our operations and the operations of the foodservice and hospitality industries, our business, financial condition, liquidity and results of operations will be further significantly negatively affected and we may no longer be in compliance with the covenants in our debt agreements, which may require us to seek relief from the lenders to remain in compliance with such debt agreements or pursue a debt restructuring.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in Item 1A, “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2019, among other risks. The full extent to which the COVID-19 pandemic will impact our results is unknown and evolving, and will depend on future developments, which are highly uncertain and cannot be predicted. These include the severity, duration and spread of COVID-19, the success of actions taken by governments and health organizations to combat the disease and treat its effects, and the extent to which, and the timing of, general economic and operating conditions recover.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the impact of COVID-19 on our operations and the length of time of such impact, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they related to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant

Date: May 1, 2020	By:	/s/ Juan Amezquita
Juan Amezquita
Senior Vice President, Chief Financial Officer